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                                                                    Exhibit 23.7

                 [LETTERHEAD OF SALOMON BROTHERS APPEARS HERE]



     We hereby consent to (i) the inclusion of our opinion letter (the "Salomon Opinion") dated July 2, 1997 to the Board of Directors of Northrop Grumman Corporation included as Appendix III to the Joint Proxy Statement/Prospectus which forms a part of this Registration Statement on Form S-4, (ii) the inclusion of a summary of the Salomon Opinion under the caption "Opinions of Financial Advisors -- Northrop Grumman" in the Joint Proxy Statement/Prospectus and (iii) the references to Salomon and the Salomon Opinion in the Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                              SALOMON BROTHERS INC

                                              By: /s/ Michael Carr
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